SENTISEARCH,INC.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sentisearch, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2010 (the “Report”), I, Joseph K. Pagano, Chief Executive Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ JOSEPH K. PAGANO
Joseph K. Pagano
Chief Executive Officer and Treasurer (Principal Executive and Financial Officer)

Date: March 31, 2011